Consent of Independent Registered Public Accounting Firm

MNP Petroleum Corporation (An Exploration Stage Company)
Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-167390) of MNP Petroleum Corporation of our report dated March 31, 2014, relating to the consolidated financial statements, which appears in this Form 10-K.

Zurich, March 31, 2014

BDO Visura International AG

/s/ Christoph Tschumi	/s/ Benjamin Patzen
Christoph Tschumi	Benjamin Patzen